Exhibit 99.1

BioSig Announces $2.5 Million Registered Direct Offering Priced At-the-Market Under Nasdaq Rules

Westport, CT, Nov. 13, 2023 — BioSig Technologies, Inc. (NASDAQ: BSGM) (“BioSig” or the “Company”) a medical technology company committed to delivering unprecedented accuracy and precision to intracardiac signal visualization, today announced the closing of its previously announced registered direct offering priced at-the-market under Nasdaq rules of 6,996,922 shares of its common stock, Series A warrants to purchase up to 6,996,922 shares of common stock and Series B warrants to purchase up to 6,996,922 shares of common stock, at a purchase price of $0.3573 per share of common stock and associated warrants.

H.C. Wainwright & Co. acted as exclusive placement agent for the offering.

The warrants have an exercise price of $0.3573 per share and will become exercisable on the effective date of stockholder approval for the issuance of the shares upon exercise of the warrants (or payment of $0.125 per share). The Series A warrants will expire five years from the date of issuance and the Series B warrants will expire eighteen months from the date of issuance.

The gross proceeds from the offering were approximately $2.5 million before deducting the placement agent’s fees and estimated offering expenses. BioSig intends to use the net proceeds of this offering for working capital and general corporate purposes.

The securities described above were offered by BioSig pursuant to a shelf registration statement on Form S-3 (File No. 333-251859) that was previously filed with the Securities and Exchange Commission (“SEC”) on December 31, 2020, and subsequently declared effective on January 12, 2021. The securities offered in the registered direct offering were offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying base prospectus relating to, and describing the terms of, the registered direct offering was filed with the SEC and is available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying base prospectus relating to the registered direct offering may also be obtained by contacting H.C. Wainwright & Co., LLC, at 430 Park Ave., New York, New York 10022, by telephone at (212) 856-5711, or by email at placements@hcwco.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About BioSig Technologies, Inc.

BioSig Technologies is a medical technology company focused on deciphering the body’s electrical signals, starting with heart rhythms. By leveraging a first of its kind combination of hardware and software, we deliver unprecedented cardiac signal clarity, ending the reliance on ‘mixed signals’ and ‘reading between the lines.’ Our platform technology is addressing some of healthcare’s biggest challenges—saving time, saving costs, and saving lives.

The Company’s product, the PURE EP™ Platform, an FDA 510(k) cleared non-invasive class II device, provides superior, real-time signal visualization allowing physicians to perform highly targeted cardiac ablation procedures with increased procedural efficiency and efficacy.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Such statements include, but are not limited to, the intended use of proceeds from the registered direct offering. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the geographic, social and economic impact of COVID-19 on our ability to conduct our business and raise capital in the future when needed; (ii) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (iii) difficulties in obtaining financing on commercially reasonable terms; (iv) changes in the size and nature of our competition; (v) loss of one or more key executives or scientists; (vi) difficulties in securing regulatory approval to market our products and product candidates; and (vii) market and other conditions. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

CONTACT: Andrew Ballou BioSig Technologies, Inc. Vice President, Investor Relations 55 Greens Farms Road, 1st Floor Westport, CT 06880 aballou@biosigtech.com 203-409-5444, x133